EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-103247 of ActivCard Corp. (the Company) on Form S-8 of our report dated March 15, 2004 relating to the consolidated financial statements of ActivCard Corp. and subsidiaries for the years ended December 31, 2003 and 2002, appearing in this Transition Report on Form 10-K of the Company for the transition period from January 1, 2004 to September 30, 2004.

Deloitte & Touche LLP

San Jose, California

December 13, 2004